Exhibit 5.1


                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                       617-526-6000  o  FAX 617-526-5000




                                       September 30, 1998



NorthEast Optic Network, Inc.
391 Totten Pond Road, Suite 401
Waltham, MA 02154

     Re:  Amended and Restated 1998 Stock Incentive Plan
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Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 2,436,105 shares (the "Shares") of Common Stock, $.01 par value per share, of NorthEast Optic Network, Inc., a Delaware corporation (the "Company"), issuable under the Company's Amended and Restated 1998 Stock Incentive Plan (the "Plan").

     We have examined the Certificate of Incorporation of the Company, the By-laws of the Company (each as amended to date), and originals, or copies certified in our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic of facsimile copies, and the authenticity of the originals of any such documents.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                    Very truly yours,

                                    /s/ Hale and Dorr LLP

                                    HALE AND DORR LLP




Washington, DC                     Boston, MA                        London, UK*
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              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)